UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2018

FRESH PROMISE FOODS, INC.

(Exact name of registrant as specified in its charter)

Nevada	00-24723	88-0393257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3416 Shadybrook Drive

Midwest City, OK 73110

(Address of principal executive offices)

561-703-4659

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

The company has finalized and executed the Assignment and Assumption Agreement (the “Assignment and Assumption Agreement”) providing for the assignment of each of the (1) Notes Payable, (2) Accrued Salaries and (3) Assumed Contracts to Purchaser and the assumption of the Assumed Liabilities by Purchaser, executed by FRESH PROMISE FOODS, INC., a Nevada corporation, and HARVEST SOUL, LLC.

Item 8.01 Other Events

The company's PCAOB auditing firm Mr. Ben Borger's is awaiting the return of confirmations to previous debt holders regarding any and all debts owed by the company. Once Mr. Borger's and the company can confirm the receipt of these debt confirmations, the 2015 and 2016 10-K annual reports will be complete and filed per the SEC filing guidelines.

This will also allow the company to commence and complete the 2017 10-K annual report, and the quarterly 10-Q reports for the first and second periods of 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRESH PROMISE FOODS, INC.

Date: August 28, 2018	By:	/s/ Joe E. Poe Jr.
	Name:	Joe E. Poe Jr.
	Title:	President